Exhibit 10.1

FIRST AMENDMENT TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT (this “Amendment”) to the AMENDED AND RESTATED EMPLOYMENT AGREEMENT between Lumos Networks Operating Company, a Delaware corporation, Lumos Networks Corp., a Delaware corporation, and Lumos Payroll Corp., a Virginia corporation (collectively, the “Company”), and Johan G. Broekhuysen (the “Executive”), dated as of October 3, 2014 (the “Agreement”), is made and entered into and shall be effective as of March 4, 2016.

WHEREAS, the Company and the Executive desire to amend the Agreement to extend the Employment Term.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, the parties hereby agree as follows:

1. Section 2 of the Agreement is hereby amended and restated in its entirety as follows:

2. Employment Term. The “Employment Term” hereunder shall commence on the Effective Date and continue in full force and effect until April 30, 2018 unless terminated earlier pursuant to the terms and conditions of this Agreement. Thereafter, the Employment Term will renew hereunder automatically for successive one-year periods unless either party gives written notice to the other not less than six (6) months prior to the end of Employment Term hereof (or any subsequent anniversary, as the case may be) that such party does not wish the Employment Term to be so extended, and under such circumstances, the Employment Term and this Agreement will terminate by its terms, and without liability to either party, on April 30, 2018 (or such subsequent anniversary, as the case may be). Notwithstanding the foregoing, upon the occurrence of a “Change in Control” (as such term is defined in Section 4(e)(iii)), the Employment Term shall be automatically extended so that the Employment Term shall continue in full force and effect until the date which is twenty-four (24) months from the date of a Change in Control and thereafter will renew automatically as of such date and successive one-year periods thereafter, unless prior notice is given, as provided above.

3. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Agreement.

4. Except as expressly amended by this Amendment, the Agreement is and shall remain in full force and effect.

(Signatures appear on the following page)

IN WITNESS WHEREOF, the Executive and the Company have executed this Amendment as of the date first shown above.

THE EXECUTIVE:	THE COMPANY:

Johan G. Broekhuysen	LUMOS NETWORKS OPERATING COMPANY

/s/ Johan G. Broekhuysen	By:	/s/ Timothy G. Biltz
Address:	Name:	Timothy G. Biltz
	Title:	President and Chief Executive Officer

LUMOS NETWORKS CORP.

	By:	/s/ Timothy G. Biltz
	Name:	Timothy G. Biltz
	Title:	President and Chief Executive Officer

LUMOS PAYROLL CORP.

	By:	/s/ Timothy G. Biltz
	Name:	Timothy G. Biltz
	Title:	President and Chief Executive Officer